UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   April 19, 2006
Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Form of Amended and Restated Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On April 19, 2006, Transcat, Inc. (“Transcat’) entered into an Amended and Restated Agreement for Severance Upon Change in Control (the “Amended and Restated CIC”) with Carl E. Sassano, Transcat’s Chairman, President and Chief Executive Officer, and Charles P. Hadeed, Transcat’s Chief Operating Officer, Vice President of Finance and Chief Financial Officer. The Amended and Restated CIC amends and restates the Agreement for Severance Upon Change in Control that each of Mr. Sasssano and Mr. Hadeed entered into with Transcat on or about February 12, 2004 (the “CIC”). The form of CIC was previously filed as Exhibit 10.1 to Transcat’s Annual Report on Form 10-K for the fiscal year ended March 27, 2004.
     The purpose of the Amended and Restated CIC, which supercedes the CIC, is to provide compliance with 409A of the Internal Revenue Code (the “Code”) and to provide the employee the option to elect (at his discretion) to modify payments made to the employee in the event of termination of employment due to a change in control in a manner that serves to reduce payments that would constitute “parachute payments” pursuant to Section 280G of the Code.
     The description of the Amended and Restated CIC in this Item 1.01 is qualified in its entirety by reference to the full text of the form of Amended and Restated CIC, a copy of which is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Agreement for Severance Upon Change in Control
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: April 25, 2006	By:	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Operating Officer, Vice President of Finance and Chief Financial Officer